As filed with the U.S. Securities and Exchange Commission on June 5, 2025	Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1974638 (IRS Employer Identification No.)

18 E. Dover Street, Easton, Maryland (Address of Principal Executive Offices)	21601 (Zip Code)

Shore Bancshares, Inc. 2025 Equity Incentive Plan

Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan

(Full Titles of the Plans)

James M. Burke

President and Chief Executive Officer

Shore Bancshares, Inc.

18 E. Dover Street

Easton, Maryland 21601

(Name and address of agent for service)

(410) 763-7800

(Telephone number, including are code, of agent of service)

Copies to:

Gary R. Bronstein, Esq.

Edward G. Olifer, Esq.

Suzanne A. Walker, Esq.

Kilpatrick Townsend & Stockton LLP

701 Pennsylvania Avenue NW, Suite 200

Washington, DC 20004

(202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

SHORE BANCSHARES, INC.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Shore Bancshares, Inc. (the “Registrant” or the “Corporation”) is being filed by the Registrant to register 1,073,967 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), issuable under the Shore Bancshares, Inc. 2025 Equity Incentive Plan and 250,000 shares of Common Stock issuable under the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan (collectively, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 & 2. Plan Information and Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC are incorporated by reference in this Registration Statement:

(a)       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), as filed with the SEC on March 10, 2025 (File No. 000-22345).

(b)       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 8, 2025 (File No. 000-22345).

(c)       The description of the Registrant’s common stock filed as Exhibit 4.1 to the Registrant’s Form 10-K filed with the SEC on March 15, 2024 (File No. 000-22345).

(d)       The Registrant’s Current Reports on Form 8-K (other than those portions furnished under Items 2.02, 7.01 and 9.01 of Form 8-K), as filed with the SEC on June 4, 2025, May 1, 2025, April 17, 2025, March 20, 2025 and February 4, 2025 (File No. 000-22345).

(e)       All documents filed by the Registrant, where applicable, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold (in each case other than those portions furnished under Items 2.02. 7.01 and 9.01 of Form 8-K).

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Maryland. Article Seven of the Registrant’s Amended and Restated Articles of Incorporation, which is included below, sets forth the circumstances under which directors, officers, employees and agents of the Registrant may be insured or indemnified against liability which they incur in their capacities as such.

The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

List of Exhibits (filed herewith unless otherwise noted):

Exhibit	Description	Location
4.1(i)	Amended and Restated Articles of Incorporation of Shore Bancshares, Inc.	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on December 14, 2000.
4.1(ii)	Articles of the Amendment of Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 3, 2023.
4.1(iii)	Articles Supplementary relating to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A	Incorporated by reference Exhibit 4.1 of the Company’s Form 8-K filed on January 13, 2009.
4.1 (iv)	Articles Supplementary relating to the reclassification of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, as common stock	Incorporated by reference Exhibit 3.1(i) of the Company’s Form 8-K filed on June 17, 2009.
4.2	Second Amended and Restated Bylaws of Shore Bancshares, Inc.	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-Q filed with the SEC on August 9, 2024.
4.3	Description of Registrant’s Securities	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 10-K filed with the SEC on March 15, 2024.
5.1	Opinion of Kilpatrick Townsend & Stockton LLP as to the legality of the common stock to be issued	Filed herewith
10.1	Shore Bancshares, Inc. 2025 Equity Incentive Plan	Incorporated herein by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 15, 2025.
10.2	Form of Time-Based Restricted Stock Unit Agreement	Filed herewith
10.3	Form of Performance Stock Unit Agreement	Filed herewith
10.4	Form of Restricted Stock Award Agreement	Filed herewith
10.5	Form of Restricted Stock Unit Agreement (Director)	Filed herewith
10.6	Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan	Incorporated herein by reference to Appendix B to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 15, 2025.
23.1	Consent of Kilpatrick Townsend & Stockton LLP	Contained in Exhibit 5.1
23.2	Consent of Crowe LLP	Filed herewith
24.1	Power of Attorney	Contained on signature page
107	Filing Fee Table	Filed herewith

Item 9. Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the Volume of Securities Offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Shore Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland, on June 5, 2025.

SHORE BANCSHARES, INC.

By:	/s/ James M. Burke
James M. Burke
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Shore Bancshares, Inc. (the “Company”) hereby severally constitute and appoint James M. Burke and Alan J. Hyatt with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said James M. Burke and Alan J. Hyatt may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 of the Company, including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments thereto; and we hereby ratify and confirm all that said James M. Burke and Alan J. Hyatt shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James M. Burke	Director, President and Chief Executive Officer (Principal Executive Officer)	June 5, 2025
James M. Burke

/s/ Charles S. Cullum	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2025
Charles S. Cullum

/s/ Alan J. Hyatt	Chairman of the Board of Directors	June 5, 2025
Alan J. Hyatt

/s/ Austin J. Slater, Jr.	Vice Chairman of the Board of Directors and Lead Independent Director	June 5, 2025
Austin J. Slater, Jr.

/s/ Michael B. Adams	Director	June 5, 2025
Michael B. Adams

/s/ R. Michael Clemmer, Jr.	Director	June 5, 2025
R. Michael Clemmer, Jr.

/s/ William E. Esham, III	Director	June 5, 2025
William E. Esham, III

/s/ Louis P. Jenkins, Jr.	Director	June 5, 2025
Louis P. Jenkins, Jr.

/s/ David S. Jones	Director	June 5, 2025
David S. Jones

/s/ Clyde V. Kelly, III	Director	June 5, 2025
Clyde V. Kelly, III

/s/ John A. Lamon, III	Director	June 5, 2025
John A. Lamon, III

/s/ Rebecca M. McDonald	Director	June 5, 2025
Rebecca M. McDonald

/s/ David W. Moore	Director	June 5, 2025
David W. Moore

/s/ E. Lawrence Sanders, III	Director	June 5, 2025
E. Lawrence Sanders, III

/s/ Esther A. Streete	Director	June 5, 2025
Esther A. Streete

/s/ Konrad M. Wayson	Director	June 5, 2025
Konrad M. Wayson

/s/ Dawn M. Willey	Director	June 5, 2025
Dawn M. Willey